UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported): April 30, 2018

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	001-37613 (Commission File Number)	98-0513637 (IRS Employer Identification No.)

201 St. Charles Ave., Suite 114-465, New Orleans, LA 70170
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

400 Poydras Street, Suite 2100, New Orleans, LA 70130
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on September 29, 2017, COPsync, Inc. (the “Company” or the “Debtor”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Louisiana.  On April 30, 2018, the Company filed in the Bankruptcy Court its proposed Plan of Liquidation Pursuant to Chapter 11 of the U.S. Bankruptcy Code (the “Plan”) and Debtor’s Disclosure Statement.  On May 1, 2018, the Court entered an order scheduling a hearing on June 12, 2018, to consider approval of the disclosure statement and establishing June 5, 2018, as the last date for filing objections to the disclosure statement.

The Plan will take effect only after confirmation of the Plan by the Bankruptcy Court and the satisfaction of conditions precedent to effectiveness of the Plan.

This report on Form 8-K is not a solicitation of acceptance or rejection of the Plan.  Acceptances or rejection may not be solicited until a disclosure statement has been approved by the Bankruptcy Court.  The disclosure statement has been submitted for approval, but has not been approved by the Bankruptcy Court.

The Disclosure Statement

Following approval of the disclosure statement by the Bankruptcy Court, the disclosure statement will be used to solicit votes for acceptance or rejection of the Plan by those classes of creditors or equity interest holders entitled to vote on the Plan.  The disclosure statement describes:

•	The Debtor and significant events during the bankruptcy case.
•	How the Plan proposes to treat claims and equity interests of the various classes.
•	Who can vote on or object to the Plan.
•	What factors the bankruptcy court will consider when deciding whether to confirm the Plan.
•	Why the Debtor believes the Plan is feasible, and how the treatment of claims or equity interests under the Plan compares to what the holders would receive in a liquidation under Chapter 7.
•	The effect of confirmation of the Plan.

Summary of Certain Material Terms of the Plan

Creation of liquidation trust.  The Plan provides generally that all of the Debtor’s assets existing as of the effective date of the Plan (the “effective date”) will be transferred to a liquidation trust and administered by a liquidation trustee for the benefit of the beneficiaries of the trust.  The principle function of the liquidation trust and its trustee will be investigating and prosecuting any claims the Debtor’s estate may hold pursuant to §547 and §548 of the Bankruptcy Code, as well as claims against Debtor’s former directors and officers and the insurers who issued policies of insurance providing coverage to the directors and officers (“D&O claims”), claims against the obligor on a significant operating receivable, and any other causes of action Debtor may have.  The liquidation trust will receive an assignment of all such claims and be authorized to prosecute these claims to conclusion.  Any net recoveries in connection with the D&O claims will be segregated into a fund to be established by the liquidation trustee (the “D&O recovery fund) and, as described below, allocated 80% to the liquidation trust and 20% (subject to possible adjustment) to distributions to the holders of equity interests other than holders who were directors and officers of the Debtor.

Sources of funds for distributions.  In addition to net amounts recovered by the liquidation trustee for the liquidation trust, other funds available for distributions will include $800,000 due upon redemption of the equity interest that the Company received in the sale of operating assets under §363 of the Bankruptcy Code, receivable in three years (the “stock redemption proceeds”).  The Plan also recognizes that the Company could possibly engage in one or more transactions (the “additional transactions”) to monetize the Debtor’s net operating losses and/or its status as a public company.  Proceeds of any additional transaction would be available for distributions in accordance with the Plan.

Classification and treatment of claims and interests.  Pursuant to Section 1122 of the Bankruptcy Code, a claim or equity interest is placed in a particular class for purposes of voting on the Plan and receiving distributions under the Plan only to the extent (i) the claim or equity interest is an allowed claim or allowed equity interest in that class, and (ii) the claim or equity interest has not been paid, released, or otherwise compromised before the effective date.  In accordance with Section 1123(a)(1) of the Bankruptcy Code, administrative expense claims, professional fee claims specified in Section 507(a)(2) of the Bankruptcy Code, and priority unsecured tax claims are not classified under the Plan. All claims and equity interests are subject to objection by the liquidation trustee.

The Plan contemplates the following classification of claims and equity interests and the treatment thereof:

(Class 1) All allowed priority unsecured wage claims:

The Debtor, or after the effective date, the liquidation trustee, shall pay to each holder of an allowed priority unsecured claim (after payment in full to allowed administrative expense claims and allowed professional fee claims) their pro rata share from distributions from any net proceeds from the additional transactions, distributions from the liquidation trust, and from the stock redemption proceeds after three years, whichever comes first, until such time as the claims are paid in full or the recoveries are completed.  It is possible that a holder of an allowed priority unsecured claim may not receive payment in full, but each allowed priority unsecured claim will receive his/her/its pro rata share.

(Class 2) Holder of secured claims due to the vehicles

The collateral securing the Class 2 claims has been surrendered in full satisfaction of the portion of Class 2 claims that are secured claims.  Any remaining deficiency claim shall be a Class 4 general unsecured claim.

(Class 3) All secured claims not in class 2, including the disputed claim of MEF I, LLP, Dallas County, Texas, and Comal County, Texas, to the extent allowed as a secured claim.

Unless otherwise agreed to by the Debtor or, after the effective date, the liquidation trustee and the holder, any allowed portion of a Class 3 claim that is a secured claim shall receive (after payment in full to allowed administrative expense claims, allowed professional fee claims, and allowed priority unsecured claims) their pro rata share from distributions from any net proceeds from the additional transactions, distributions from the liquidation trust, and from the stock redemption proceeds after three years, whichever comes first, until such time as the claims are paid in full or the recoveries are completed.  It is possible that a holder of a Class 3 claim may not receive payment in full, but each allowed Class 3 claim will receive his/her/its pro rata share.  Any remaining deficiency shall be a Class 4 general unsecured claim.

(Class 4) All allowed general unsecured claims, including deficiency claims of any alleged secured creditors.

Unless otherwise agreed to by the Debtor or, after the effective date, the liquidation trustee and the holder, the liquidation trustee shall pay to each holder of an allowed general unsecured claim (after payment in full to allowed administrative expense claims, allowed professional fee claims, allowed priority unsecured claims, and any allowed portion of a Class 3 claim that is a secured claim) its pro rata share of any remaining funds from the stock redemption proceeds, distributions from the liquidation trust, and a pro rata share of any proceeds from the additional transactions.

(Class 5A) Holders of equity interests who execute an assignment of claims to the liquidation trust and are not former officers and directors

Holders of allowed equity interests in Class 5A shall receive a pro rata share of the that portion (20%, subject to adjustment) of the D&O recovery fund allocable to holders of Class 5A.  In addition, each holder shall be entitled to receive a pro rata share of the net proceeds from any additional transactions (after being reduced after payment in full of allowed administrative expense claims, allowed professional fee claims, allowed priority unsecured claims, any allowed portion of a Class 3 claim that is a secured claim and any allowed general unsecured claim), the proceeds of the liquidation trust (after being reduced by applicable costs and fees, and after payment in full of allowed administrative expense claims, allowed professional fee claims, allowed priority unsecured claims, any allowed portion of a Class 3 claim that is a secured claim and any allowed general unsecured claim).  Holders in Class 5A shall share in pari pasu with holders of equity interests in Class 5B from distributions from the liquidation trust, but only holders of equity interests in Class 5A shall share in the distributions from the D&O recovery fund.

(Class 5B) Holders of equity interests who fail to execute an assignment of claims to the liquidation trust but are not former officers and directors

Holders of allowed equity interests in Class 5B shall share, pari pasu, with holders in Class 5A in any distribution from the liquidation trust, and of any proceeds from the additional transactions, but shall not share in that portion of the D&O recovery fund allocated to holders in Class 5A.

(Class 5C) Holders of equity interests who are former officers and directors

Holders of allowed equity interests in Class 5C shall receive any funds or other assets remaining in the liquidation trust and remaining proceeds from any additional transactions, after all other classes, including Class 5A and 5B, are paid in full together with applicable interest, if any.

Other aspects of the Plan.  The Plan includes other typical provisions that address the following topics, among others:

•	The description and treatment of priority claims, comprising administrative expense claims, professional fee claims, priority unsecured tax claims, and statutory U.S. Trustee fees.
•	Procedure for processing and resolving disputed claims and interest.
•	Treatment of executory contracts, cure payments, and rejection damage claims.
•	Manner and timing of effecting distributions.
•	Voting and acceptance or rejection of plan, and possibility of cramdown of acceptance affecting rejecting class or classes.
•	Discharge of the Debtor and release of liens and claims
•	Retention of jurisdiction

The foregoing summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.  The Plan is subject to confirmation by the Bankruptcy Court and is subject to modification before, and in some circumstances after, confirmation.

A copy of the Plan and a copy of the disclosure statement are available for review and retrieval through the PACER online facility (www.pacer.gov) administered by the federal judiciary, upon payment of the PACER service’s charges at the currently prevailing rates.  The Company will provide an electronic copy of the Plan and/or the disclosure statement upon request, free of charge.  Any such request should be directed to the Company at the address stated on the cover page of this report, to the attention of Danielle Pellegrin, chief legal officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2018	COPsync, Inc. By: /s/ Clint Mock Name: Clint Mock Title: Chief Financial Officer